Exhibit 99.1

For Immediate Release: May 10, 2013

Jennifer Nahas

Vice President, Marketing

Griffin Capital Corporation

jnahas@griffincapital.com

Office Phone: 949-270-9332

Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Acquires United Technologies

Corporation Aerospace Systems Headquarters for $39.18 million

El Segundo, Calif. (May 10, 2013) – Griffin Capital Corporation, on behalf of Griffin Capital Essential Asset REIT, Inc. (the “REIT”), announced today the acquisition of the UTC Aerospace Systems Headquarters Building in Charlotte, North Carolina. The single-story, 198,898 square foot office building (the “Property”), which recently underwent a significant, $5.9 million renovation, is fully leased to United Technologies Corporation (“United Technologies”), which carries a stand-alone credit rating of ‘A’ from Standard and Poor’s, and is ranked #48 on the Fortune 500 list. UTC Aerospace Systems, a division of United Technologies, is one of the world’s largest suppliers of technologically-advanced aerospace and defense products, including components used in commercial aircraft, helicopters, and international space programs.

The REIT purchased the Property for $39.18 million. The Property is situated in the six building, 65-acre Coliseum Centre Office Development, only minutes away from Charlotte-Douglas International Airport, I-77, I-85 and I-485.

“Given the superior credit quality of the tenant, long-dated lease with annual rental rate increases, and strategic location in one of the fastest-growing metropolitan areas in the United States, this acquisition is an excellent addition to our REIT’s institutional-quality portfolio,” said Shawn Carstens, Griffin Capital’s Vice President of Acquisitions. Don Pescara, Griffin’s Managing Director of Acquisitions, added, “We are pleased to add this essential operating asset, which serves as the divisional headquarters of an S&P 100 component company, to our portfolio which has now reached the half-billion dollar milestone and includes properties leased to entities owned or controlled by AT&T, Westinghouse, GE, Travelers, Comcast, Chicago Bridge & Iron, and Boeing—in fact, with this acquisition, over 75% of our rent is coming from properties with investment grade tenants and/or guarantors with investment grade credit ratings or tenants whose parent companies have investment grade credit ratings.”

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 18 office and industrial distribution properties totaling approximately 4.0 million rentable square feet and total capitalization of approximately $500 million. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing over $14 billion of transaction value and more than 400 transactions, Griffin Capital and its affiliates have acquired or constructed over 17 million square feet of space since 1996. Griffin Capital and its affiliates currently own and manage a portfolio consisting of over 13.7 million square feet of space, located in 28 states and representing approximately $2.4 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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